FORM OF VOTING AND EXCHANGE TRUST AGREEMENT

THIS VOTING AND EXCHANGE TRUST AGREEMENT made as of February 2, 2016 among Biotricity Inc., a corporation existing under the laws of the State of Nevada (the "Parent"), 1061806 B.C. LTD., a corporation existing under the laws of the Province of British Columbia ("Callco"), 1062024 B.C. LTD., a corporation existing under the laws of the Province of British Columbia ("Exchangeco") and Computershare Trust Company of Canada, a trust company incorporated under the laws of Canada (the "Trustee").

RECITALS:

A.

In connection with the exchange agreement (the "Exchange Agreement") made as of February 2, 2016 among the Parent, Exchangeco, Callco, iMedical Innovation Inc., a corporation existing under the laws of the Province of Ontario ("iMedical"), and the securityholders of iMedical, who have signed the Exchange Agreement or who have agreed to be bound by the Exchange Agreement (the "iMedical Shareholders"), Exchangeable Shares (as defined therein) are to be issued to the iMedical Shareholders.

B.

Holders of Exchangeable Shares will be entitled to require Exchangeco to redeem such Exchangeable Shares and, upon such redemption, each Exchangeable Share so redeemed shall be exchanged by Exchangeco for one share of common stock of the Parent (each, a "Parent Share").

C.

The parties desire to make appropriate provision and to establish a procedure whereby voting rights in the Parent shall be exercisable by the Beneficiaries (as hereinafter defined) from time to time by and through the Trustee, which will hold legal title to the Special Voting Share (as hereinafter defined) to which voting rights attach for the benefit of the Beneficiaries.

D.

Pursuant to the Exchange Agreement, the Parent, Callco and Exchangeco are required to enter into a voting and exchange trust agreement substantially in the form of this Agreement.

E.

These recitals and any statements of fact in this Agreement are made by the Parent, Callco and Exchangeco and not by the Trustee.

In consideration of the foregoing and the mutual agreements contained herein (the receipt and sufficiency of which are acknowledged), the parties agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1

Definitions

In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares as set out in the articles of Exchangeco and the following terms shall have the following meanings:

"Automatic Exchange Right" has the meaning ascribed thereto in Section ?5.10(b);

"Beneficiaries" means the registered holders from time to time of Exchangeable Shares, other than the Parent and any subsidiary of the Parent;

"Beneficiary Votes" has the meaning ascribed thereto in Section ?4.2;

"Business Day" means a day other than a Saturday, a Sunday or any other day on which major commercial banking institutions in Toronto, Ontario or New York City, New York are closed for business;

"Callco" has the meaning ascribed thereto in the introductory paragraph;

"Change of Law Call Right" has the meaning ascribed thereto in the Exchange Agreement;

"Equivalent Vote Amount" means, with respect to any matter, proposition, proposal or question on which holders of Parent Shares are entitled to vote, consent or otherwise act, the number of votes to which a holder of one Parent Share is entitled with respect to such matter, proposition or question;

"Exchange Agreement" has the meaning ascribed thereto in Recital A;

"Exchange Right" has the meaning ascribed thereto in Section ?5.1(a);

"Exchangeco" has the meaning ascribed thereto in the introductory paragraph;

"Indemnified Parties" has the meaning ascribed thereto in Section ?8.1(a);

"Insolvency Event" means (i) the institution by Exchangeco of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of Exchangeco to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, (ii) the filing by Exchangeco of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Exchangeco to contest in good faith any such proceedings commenced in respect of Exchangeco within 30 days of becoming aware thereof, or the consent by Exchangeco to the filing of any such petition or to the appointment of a receiver, (iii) the making by Exchangeco of a general assignment for the benefit of creditors, or the admission in writing by Exchangeco of its inability to pay its debts generally as they become due, or (iv) Exchangeco not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 27.6(a)(iii) of the Exchangeable Share Provisions specified in a retraction request delivered to Exchangeco in accordance with Section 27.6 of the Exchangeable Share Provisions;

"Liquidation Event" has the meaning ascribed thereto in Section ?5.10(a);

"Liquidation Event Effective Date" has the meaning ascribed thereto in Section ?5.10(c);

"List" has the meaning ascribed thereto in Section ?4.6;

"Officer's Certificate" means, with respect to the Parent, Callco or Exchangeco, as the case may be, a certificate signed by any one of the chairman of the board, the president,  the chief executive officer, the chief financial officer or any other executive officer of the Parent, Callco or Exchangeco, as the case may be;

"Other Corporation" has the meaning ascribed thereto in Section ?10.4(c);

"Other Shares" has the meaning ascribed thereto in Section ?10.4(c);

"Parent" has the meaning ascribed thereto in the introductory paragraph;

"Parent Consent" has the meaning ascribed thereto in Section ?4.2;

"Parent Meeting" has the meaning ascribed thereto in Section ?4.2;

"Parent Share" has the meaning ascribed thereto in Recital B;

"Parent Successor" has the meaning ascribed thereto in Section ?10.1(a);

"Privacy Laws" has the meaning ascribed thereto in Section ?6.17;

"Retracted Shares" has the meaning ascribed thereto in Section ?5.7;

"Special Voting Share" means the special voting share in the capital of the Parent, issued by the Parent to the Trustee in certificated form, which, at any time, entitles the holder of record to that number of votes at meetings of holders of Parent Shares equal to the number of Exchangeable Shares outstanding at such time (excluding Exchangeable Shares held by the Parent and its subsidiaries);

"Support Agreement" means the support agreement dated the date hereof between the Parent, Callco and Exchangeco, substantially in the form of Schedule D to the Exchange Agreement;

"Trust Estate" means the Special Voting Share, any other securities, the Exchange Right, the Automatic Exchange Right and any money or other property which may flow through the Trustee from time to time pursuant to this Agreement;

"Trust" means the trust created by this Agreement;

"Trustee" has the meaning ascribed thereto in the introductory paragraph; and

"Voting Rights" means the voting rights attached to the Special Voting Share.

1.2

Interpretation Not Affected by Headings

The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement.  Unless otherwise specified, references to an "Article" or "Section" refer to the specified Article or Section of this Agreement.

1.3

Number, Gender, etc.

Unless the context otherwise clearly requires, words used herein importing the singular include the plural and vice versa and words imparting any gender shall include all genders.

1.4

Date for any Action

If any date on which any action is required to be taken hereunder by any person is not a Business Day, then such action shall be required to be taken on the next succeeding day which is a Business Day.

ARTICLE 2
PURPOSE OF AGREEMENT

2.1

Establishment of Trust

The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries as herein provided.  The Parent, as the settlor of the Trust, hereby appoints the Trustee as trustee of the Trust.  The Trustee shall hold the Special Voting Share in order to enable the Trustee to exercise the Voting Rights and shall hold the Exchange Right and the Automatic Exchange Right in order to enable the Trustee to exercise or enforce such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.

ARTICLE 3
SPECIAL VOTING SHARE

3.1

Issue and Ownership of the Special Voting Share

Promptly following execution and delivery of this Agreement, the Parent shall issue to the Trustee in certificated form the Special Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement.  The Parent hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Beneficiaries, of $1.00 and other good and valuable consideration (and the adequacy thereof) for the issuance of the Special Voting Share by the Parent to the Trustee.  During the term of the Trust, and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Share; provided, however, that:

(a)

the Trustee shall hold the Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)

except as specifically authorized by this Agreement, the Trustee shall have no power or authority to sell, transfer, vote or otherwise deal in or with the Special Voting Share and the Special Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

3.2

Legended Share Certificates

Exchangeco shall cause each certificate representing Exchangeable Shares to bear a legend notifying the Beneficiary of such shares of his, her or its right to instruct the Trustee with respect to the exercise of that portion of the Voting Rights which corresponds to the number of Exchangeable Shares held by each such Beneficiary.

ARTICLE 4
EXERCISE OF VOTING RIGHTS

4.1

Voting Rights

The Trustee, as the holder of record of the Special Voting Share, shall be entitled to exercise all of the Voting Rights, including the right to consent to or vote in person or by proxy the Special

Voting Share, on any matter, question, proposal or proposition whatsoever that may properly come before the shareholders of the Parent at a Parent Meeting or is the subject of a Parent Consent.  The Voting Rights shall be and remain vested in and exercised by the Trustee subject to the terms of this Agreement.  Subject to Section 6.15:

(a)

the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this ?Article 4 from Beneficiaries on the record date established by the Parent or by applicable law for such Parent Meeting or Parent Consent who are entitled to instruct the Trustee as to the voting thereof; and

(b)

to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights in respect of which such Beneficiary is entitled to instruct the Trustee, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2

Number of Votes

With respect to all meetings of shareholders of the Parent at which holders of Parent Shares are entitled to vote (each, a "Parent Meeting") and with respect to all written consents sought from holders of Parent Shares (each, a "Parent Consent"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, that number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Beneficiary at the close of business on the record date established by the Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be (collectively, the "Beneficiary Votes"), in respect of each matter, question, proposal or proposition to be voted on at such Parent Meeting or consented to in connection with such Parent Consent.

4.3

Mailings to Shareholders

(a)

With respect to each Parent Meeting or Parent Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as the Parent utilizes in communications to holders of Parent Shares, subject to applicable regulatory requirements and provided that such manner of communication is reasonably available to the Trustee )  to each Beneficiary named in the applicable List on the same day as the mailing (or other communication) with respect thereto is commenced by the Parent to its shareholders:

(i)

a copy of such mailing, together with any related materials, including any proxy or information statement or listing particulars, to be provided to shareholders of the Parent;

(ii)

a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Parent Meeting or Parent Consent or, pursuant to Section ?4.7, to attend such Parent Meeting and to exercise personally the Beneficiary Votes thereat;

(iii)

a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give (A) a proxy to such Beneficiary or his, her or its designee to exercise personally such holder's Beneficiary Votes or (B) a proxy to a designated agent or other representative of the Parent to exercise such holder's Beneficiary Votes;

(iv)

a statement that if no such instructions are received from such Beneficiary, the Beneficiary Votes to which the Beneficiary is entitled will not be exercised;

(v)

a form of direction such Beneficiary may use to direct and instruct the Trustee as contemplated herein; and

(vi)

a statement of (A) the time and date by which such instructions must be received by the Trustee in order for such instructions to be binding upon the Trustee, which in the case of a Parent Meeting shall not be earlier than the close of business on the Business Day immediately prior to the date by which the Parent has required proxies to be deposited for such meeting, and (B) of the method for revoking or amending such instructions.

(b)

The materials referred to in this Section ?4.3 shall be provided to the Trustee by the Parent, and the materials referred to in Sections ?4.3(a)(ii), ?4.3(a)(iii), ?4.3(a)(iv), ?4.3(a)(v) and ?4.3(a)(vi) shall (if reasonably practicable to do so) be subject to reasonable comment by the Trustee in a timely manner. Subject to the foregoing, the Parent shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of Parent Shares.  The Parent agrees not to communicate with holders of Parent Shares with respect to the materials referred to in this Section ?4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. Notwithstanding the foregoing, the Parent may, at its option, exercise or cause to be exercised the duties of the Trustee to deliver copies of all materials to all Beneficiaries as required by this Section ?4.3 so long as, in each case, the Parent delivers a certificate to the Trustee stating that the Parent has undertaken to perform the obligations of the Trustee set forth in this Section ?4.3.

(c)

For the purpose of determining the number of Beneficiary Votes to which a Beneficiary is entitled in respect of any Parent Meeting or Parent Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by the Parent or by applicable law for purposes of determining shareholders entitled to vote at such Parent Meeting or in respect of such Parent Consent.  The Parent shall notify the Trustee of any decision of the board of directors of the Parent with respect to the calling of any Parent Meeting or any Parent Consent and shall provide all necessary information and materials to the Trustee in each case promptly and, in any event, in sufficient time to enable the Trustee to perform the obligations of the Trustee set forth in this Section ?4.3.

4.4

Copies of Shareholder Information

The Parent shall deliver to the Trustee copies of all proxy materials (including notices of Parent Meetings but excluding proxies to vote Parent Shares), information statements, reports (including all interim and annual financial statements) and other written communications that, in each case, are to be distributed by the Parent from time to time to holders of Parent Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send or cause to send those materials to each Beneficiary at the same time as such materials are first sent to holders of Parent Shares.  The Trustee shall mail or otherwise send to each Beneficiary on the list as of the record date established for the meeting, at the expense of the Parent, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the

Beneficiaries by the Parent) received by the Trustee from the Parent contemporaneously with the sending of such materials to holders of Parent Shares.  The Trustee shall also make available for inspection by any Beneficiary at the Trustee's principal office in Toronto, Ontario all proxy materials, information statements, reports and other written communications that are:

(a)

received by the Trustee as the registered holder of the Special Voting Share and made available by the Parent generally to the holders of Parent Shares; or

(b)

specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by the Parent.

Notwithstanding the foregoing, the Parent may, at its option, exercise the duties of the Trustee to deliver copies of all such materials to all Beneficiaries as required by this Section ?4.4 so long as, in each case, the Parent delivers a certificate to the Trustee stating that the Parent has undertaken to perform the obligations of the Trustee set forth in this Section ?4.4.

4.5

Other Materials

As soon as reasonably practicable after receipt by the Parent or shareholders of the Parent (if such receipt is known by the Parent) of any material sent or given by or on behalf of a third party to holders of Parent Shares generally, including dissident proxy and information circulars (and related information and material) and take-over bid and securities exchange take-over bid circulars (and related information and material), provided such material has not been sent to the Beneficiaries by or on behalf of such third party, the Parent shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter.  As soon as reasonably practicable after receipt thereof, the Trustee shall mail or otherwise send to each Beneficiary, at the expense of the Parent, copies of all such materials received by the Trustee from the Parent.  The Trustee shall also make available for inspection by any Beneficiary at the Trustee's principal office in Toronto, Ontario copies of all such materials.  Notwithstanding the foregoing, the Parent may, at its option, exercise the duties of the Trustee to deliver copies of all such materials to all Beneficiaries as required by this Section ?4.5 so long as, in each case, the Parent delivers a certificate to the Trustee stating that the Parent has undertaken to perform the obligations of the Trustee set forth in this Section ?4.5.

4.6

List of Persons Entitled to Vote

Exchangeco shall, (a) prior to each annual, general and special Parent Meeting or the seeking of any Parent Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Parent Meeting or Parent Consent, at the close of business on the record date established by the Parent or pursuant to applicable law for determining the holders of Parent Shares entitled to receive notice of and/or to vote at such Parent Meeting or to give consent in connection with such Parent Consent.  Each such List shall be delivered to the Trustee promptly after receipt by Exchangeco of such request or the record date for such meeting or consent, as the case may be, and, in any event, within sufficient time as to permit the Trustee to perform its obligations under this Agreement. The Parent agrees to give Exchangeco notice (with a copy to the Trustee) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record date therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent, so as to enable Exchangeco to perform its obligations under this Section ?4.6.

4.7

Entitlement to Direct Votes

Subject to Section ?4.8 and Section ?4.11, any Beneficiary named in a List prepared in connection with any Parent Meeting or Parent Consent shall be entitled to (a) instruct the Trustee in the manner described in Section ?4.2 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled, (b)  in the case of a Parent Meeting, attend such meeting and personally exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled or (c) in the case of a Parent Meeting, appoint a third party as the proxy of the Trustee to attend such meeting and exercise thereat the Beneficiary Votes to which such Beneficiary is entitled except, in each case, to the extent that such Beneficiary has transferred the ownership of any Exchangeable Shares in respect of which such Beneficiary is entitled to Beneficiary Votes after the close of business on the record date for such meeting or seeking of consent.

4.8

Voting by Trustee and Attendance of Trustee Representative at Meeting

(a)

In connection with each Parent Meeting and Parent Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section ?4.2, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions) other than any Beneficiary Votes that are the subject of Section ?4.8(b); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to Section ?4.3.

(b)

To the extent so instructed in accordance with the terms of this Agreement, the Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights enabling a Beneficiary to attend a Parent Meeting.  Upon submission by a Beneficiary (or its designee) named in the List prepared in connection with the relevant meeting of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to Section ?4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions.  At such meeting, the Beneficiary (or its designee) exercising such Beneficiary Votes in accordance with such proxy shall have the same rights in respect of such Beneficiary Votes as the Trustee to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9

Distribution of Written Materials

Any written materials distributed by the Trustee to the Beneficiaries pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as the Parent utilizes in communications to holders of Parent Shares, subject to applicable regulatory requirementsprovided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the register of holders of Exchangeable Shares maintained by the registrar.  In connection with each such distribution, Exchangeco shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense, (a) a current List and (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.  Exchangeco's obligations under this Section ?4.9 shall be deemed satisfied to the extent the Parent exercises its option to perform the duties of the Trustee to deliver copies of materials to each Beneficiary and Exchangeco provides the required information and materials to the Parent.

4.10

Termination of Voting Rights

Except as otherwise provided in the Exchangeable Share Provisions, all of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall lapse and be deemed to be surrendered by the Beneficiary to the Parent or Callco, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon:

(a)

the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right;

(b)

the occurrence of the automatic exchange of Exchangeable Shares for Parent Shares, as specified in ?Article 5;

(c)

the retraction or redemption of Exchangeable Shares pursuant to Section 27.6 or 27.7 of the Exchangeable Share Provisions;

(d)

the effective date of the liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs pursuant to Section 27.5 of the Exchangeable Share Provisions; or

(e)

the purchase of Exchangeable Shares from the holder thereof by the Parent or Callco, as the case may be, pursuant to the exercise by the Parent or Callco of the Liquidation Call Right, the Redemption Call Right, the Change of Law Call Right or the Retraction Call Right (unless, in any case, the Parent or Callco, as the case may be, shall not have delivered the requisite consideration deliverable in exchange therefor).

4.11

Disclosure of Interest in Exchangeable Shares

The Trustee or Exchangeco shall be entitled to require any Beneficiary or any person whom the Trustee or Exchangeco, as the case may be, knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to (a) confirm that fact or (b) give such details as to whom has an interest in such Exchangeable Share, in each case as would be required (if the Exchangeable Shares were a class of "equity shares" of Exchangeco) under the constating documents of the Parent or any laws or regulations applicable to Exchangeco and/or the Parent, or pursuant to the rules or regulations of any regulatory agency applicable to Exchangeco and/or the Parent, if and only to the extent that the Exchangeable Shares were Parent Shares.  If a Beneficiary does not provide the information required to be provided by such Beneficiary pursuant to this Section ?4.11, the board of directors of the Parent may take any action permitted under the constating documents of the Parent or any laws or regulations applicable to Exchangeco and/or the Parent, or pursuant to the rules or regulations of any regulatory agency applicable to Exchangeco and/or the Parent, with respect to the Voting Rights relating to the Exchangeable Shares held by such Beneficiary.

ARTICLE 5
EXCHANGE AND AUTOMATIC EXCHANGE

5.1

Grant and Ownership of the Exchange Right and Automatic Exchange Right

(a)

The Parent and, in the case of the Exchange Right, Callco hereby grant to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries (i) the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require the Parent or Callco to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by such Beneficiary, all in accordance with the provisions of this Agreement, and (ii) the Automatic Exchange Right.  Each of the Parent and, in the case of the Exchange Right, Callco hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Right by the Parent or Callco, as the case may be, to the Trustee.

(b)

During the term of the Trust, and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Right, provided that the Trustee shall:

(i)

hold the Exchange Right and the Automatic Exchange Right and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(ii)

except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Right, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

(c)

The obligations of the Parent and Exchangeco to issue Parent Shares pursuant to the Automatic Exchange Right or the Exchange Right are subject to all applicable laws and regulatory or stock exchange requirements.

5.2

Legended Share Certificates

Exchangeco shall cause each certificate representing Exchangeable Shares to bear a legend notifying the Beneficiary in respect of the Exchangeable Shares represented by such certificate of (a) his, her or its right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by such Beneficiary and (b) the Automatic Exchange Right.

5.3

General Exercise of Exchange Right

The Exchange Right shall be and remain vested in and exercisable by the Trustee.  Subject to Section ?6.14, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this ?Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof.  To the extent that no instructions are received from any Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4

Purchase Price

The purchase price payable by the Parent or Callco, as the case may be, for each Exchangeable Share to be purchased by the Parent or Callco, as the case may be, pursuant to the exercise of the Exchange Right shall be an amount per share equal to the Exchangeable Share Price on the last Business Day prior to the day of the closing of the purchase and sale of such Exchangeable Share pursuant to such exercise of the Exchange Right, which price may be satisfied only by the Parent or Callco, as the case may be, delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, the Exchangeable Share Consideration representing such Exchangeable Share Price. For further clarity, the Trustee is not required to perform any calculations with regards to the Exchange Right.

5.5

Exercise Instructions

Subject to the terms and conditions set forth herein, a Beneficiary shall be entitled upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary.  In order to cause the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of a Beneficiary, such Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Toronto, Ontario or at such other place as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires the Parent or Callco to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of the Exchangeable Shares under the Business Corporations Act (British Columbia), the constating documents of Exchangeco and such additional documents and instruments as the Parent, Exchangeco or the Trustee may reasonably require together with:

(a)

a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require the Parent or Callco to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by the Parent or Callco free and clear of all liens, claims, security interests and encumbrances, (iii) the names in which the certificates representing Parent Shares issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered; and

(b)

payment (or evidence satisfactory to the Parent, Exchangeco and the Trustee of payment) of the taxes (if any) payable as contemplated by Section ?5.8 of this Agreement.

If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by the Parent or Callco pursuant to the exercise of the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder by the Transfer Agent for the Exchangeable Shares at the expense of Exchangeco.

5.6

Delivery of Parent Shares; Effect of Exercise

Promptly after the receipt by the Trustee of the certificates representing the Exchangeable Shares which a Beneficiary desires the Parent or Callco to purchase pursuant to the exercise of the Exchange Right, together with a notice of exercise and such other documents and instruments specified by Section ?5.5, the Trustee shall notify the Parent, Callco and Exchangeco of its receipt of the same, which notice to the Parent, Callco and Exchangeco shall constitute exercise of the Exchange Right by the Trustee on behalf of such Beneficiary in respect of such Exchangeable Shares, and the Parent or Callco, as the case may be, shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary) the Exchangeable Share Consideration deliverable in connection with such exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Parent, Callco, Exchangeco and the Trustee of the payment of) the taxes (if any) payable as contemplated by Section ?5.8 of this Agreement.  Immediately upon the giving of notice by the Trustee to the Parent, Callco and Exchangeco of any exercise of the Exchange Right, as provided in this Section ?5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Beneficiary in respect of such Exchangeable Shares shall be deemed to have transferred to the Parent or Callco, as the case may be, all of such Beneficiary's right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total Exchangeable Share Consideration in respect of such Exchangeable Shares, unless such Exchangeable Share Consideration is not delivered by the Parent or Callco, as the case may be, to the Trustee for delivery to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary) within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such Exchangeable Share Consideration is so delivered.  Upon delivery of such Exchangeable Share Consideration to the Trustee, the Trustee shall promptly deliver such Exchangeable Share Consideration to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary).  Concurrently with the closing of the transaction of purchase and sale contemplated by such exercise of the Exchange Right, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Parent Shares delivered to it pursuant to such exercise of the Exchange Right.

5.7

Exercise of Exchange Right Subsequent to Retraction

In the event that a Beneficiary has exercised its retraction right under Section 27.7 the Exchangeable Share Provisions to require Exchangeco to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "Retracted Shares") and, (a) is notified by Exchangeco pursuant to the Exchangeable Share Provisions that Exchangeco will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares; (b) provided that neither the Parent nor Callco shall have exercised its Retraction Call Right with respect to the Retracted Shares; and (c) that the Beneficiary shall not have revoked the retraction request delivered by the Beneficiary to Exchangeco pursuant to the Exchangeable Share Provisions, Exchangeco and the Beneficiary shall be required to provide the Trustee of written notice that (a) and (b) herein have occurred and further provided the Beneficiary has confirmed (c) herein to the Trustee, then  the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that Exchangeco is unable to redeem.  In any such event, Exchangeco hereby agrees with the Trustee, and in favour of the Beneficiary, promptly to notify the Trustee of such prohibition against Exchangeco  and non-exercise of Retraction Call Rights by the Parent or Callco and to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to Exchangeco or to the Transfer Agent in connection with such proposed redemption of the Retracted Shares and the Trustee will upon confirmation from the Beneficiary of their non-revocation of the retraction request, exercise the Exchange Right with respect to the Retracted Shares that Exchangeco is not permitted to redeem and will require the Parent or, at the option of the Parent, Callco to purchase such shares in accordance with the provisions of this ?Article 5.

5.8

Stamp or Other Transfer Taxes

Upon any sale of Exchangeable Shares to the Parent pursuant to the exercise of the Exchange Right or the Automatic Exchange Right, the share certificate or certificates representing the Parent Shares to be delivered in connection with the payment of the purchase price therefor shall be issued in the name of the Beneficiary in respect of the Exchangeable Shares so sold or, if permitted under applicable law, in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of the Parent, Callco, Exchangeco or the Trustee shall be required to pay) any documentary, stamp, transfer of other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or (b) shall have evidenced to the satisfaction of the Parent, Callco, Exchangeco and the Trustee that such taxes (if any) have been paid.

5.9

Notice of Insolvency Event

As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, the Parent and Exchangeco shall give written notice thereof to the Trustee.  As soon as practicable after receiving notice from the Parent or Exchangeco of the occurrence of an Insolvency Event, or upon the Trustee otherwise becoming aware of an Insolvency Event, the Trustee shall mail to each Beneficiary, at the expense of the Parent (such funds to be received in advance), a notice of such Insolvency Event in the form provided by the Parent, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.10

Automatic Exchange on Liquidation of the Parent

(a)

The Parent shall give the Trustee written notice of each of the following events (each, a "Liquidation Event") at the time set forth below:

(i)

in the event of any determination by the board of directors of the Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Parent or to effect any other distribution of assets of the Parent among its shareholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(ii)

as soon as practicable following the earlier of (A) receipt by the Parent of notice of and (B) the Parent otherwise becoming aware of any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of the Parent or to effect any other distribution of assets of the Parent among its shareholders for the purpose of winding up its affairs, in each case where the Parent has failed to contest in good faith any such proceeding commenced in respect of the Parent within 10 days of becoming aware thereof.

(b)

As soon as practicable following receipt by the Trustee from the Parent of notice of a Liquidation Event, the Trustee shall give notice thereof to the Beneficiaries.  Such notice shall be provided by the Parent to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for Parent Shares provided for in Section ?5.10(c) (the "Automatic Exchange Right").

(c)

In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Parent Shares in the distribution of assets of the Parent in connection with a Liquidation Event, immediately prior to the effective date (the "Liquidation Event Effective Date") of a Liquidation Event, each of then outstanding Exchangeable Shares (other than Exchangeable Shares held by the Parent and its affiliates) shall be automatically exchanged for one Parent Share.  To effect such automatic exchange, the Parent shall purchase each such Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Date, and each Beneficiary shall sell each Exchangeable Shares held by it at such time, free and clear of any lien, claim or encumbrance, for a purchase price per share equal to the Exchangeable Share Price on the last Business Day immediately prior to the Liquidation Event Effective Date, which price shall be satisfied in full by the Parent delivering to such holder the Exchangeable Share Consideration representing such Exchangeable Share Price.

(d)

The closing of the transaction of purchase and sale contemplated by any exercise of the Automatic Exchange Right shall be deemed to have occurred at the close of business on the Business Day immediately prior to the Liquidation Event Effective Date, and each Beneficiary shall be deemed to have transferred to the Parent all of such Beneficiary's right, title and interest in and to the Exchangeable Shares held by such Beneficiary free and clear of any lien, claim or encumbrance and the related interest in the Trust Estate and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and the Parent shall deliver or cause to be delivered to the Trustee, for delivery to such Beneficiary, the Exchangeable Share Consideration deliverable to such Beneficiary upon such exercise of the Automatic Exchange Right.  Concurrently with each such Beneficiary ceasing to be a holder of Exchangeable Shares, such Beneficiary shall be considered and deemed for all purposes to be the holder of the Parent Shares included in the Exchangeable Share Consideration to be delivered to such Beneficiary and the certificates held by such Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with the Parent pursuant to the exercise of the Automatic Exchange Right shall thereafter be deemed to represent the Parent Shares issued to such Beneficiary by the Parent pursuant to the exercise of the Automatic Exchange Right.  Upon the request of any Beneficiary and the surrender by such Beneficiary of Exchangeable Share certificates deemed to represent Parent Shares, duly endorsed in blank and accompanied by such instruments of transfer as the Parent may reasonably require, the Parent shall deliver or cause to be delivered to such Beneficiary certificates representing the Parent Shares of which the Beneficiary is the holder.

5.11

Withholding Rights

The Parent, Callco and Exchangeco shall be entitled to deduct and withhold from any dividend, distribution, price or other consideration otherwise payable under this Agreement to any holder of

Exchangeable Shares or Parent Shares such amounts as the Parent, Callco or Exchangeco is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or United States tax laws or any provision of provincial, state, local or foreign tax Law, in each case as amended or succeeded. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing agency. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Parent, Callco or Exchangeco are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Parent, Callco or Exchangeco as the case may be, to enable it to comply with such deduction or withholding requirement and the Parent, Callco or Exchangeco as the case may be, shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

ARTICLE 6
CONCERNING THE TRUSTEE

6.1

Powers and Duties of the Trustee

(a)

The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

(i)

receipt and deposit of the Special Voting Share from the Parent as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(ii)

granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

(iii)

voting the Beneficiary Votes in accordance with the provisions of this Agreement;

(iv)

receiving the grant of the Exchange Right from the Parent and Callco, and the Automatic Exchange Right from the Parent, as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(v)

exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Right, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries any requisite documents and distributing to such Beneficiaries the Exchangeable Share Consideration to which such Beneficiaries are entitled pursuant to the exercise of the Exchange Right or the Automatic Exchange Right, as the case may be;

(vi)

holding title to the Trust Estate;

(vii)

taking action at the direction of a Beneficiary or Beneficiaries to enforce the obligations of the Parent, Callco and Exchangeco under this Agreement in accordance with Section ?6.5 herein; and

(viii)

taking such other actions and doing such other things as are specifically provided in this Agreement to be carried out by the Trustee.

(b)

In the exercise of such rights, powers, duties and authorities, the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith has been instructed by the Beneficiaries or counsel are, appropriate or desirable to effect the purpose of the Trust.

(c)

The Trustee, in exercising its rights, powers, duties and authorities hereunder, shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(d)

The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

6.2

No Conflict of Interest

The Trustee represents to the Parent, Callco and Exchangeco that, to the best of its knowledge and belief at the date of execution and delivery of this Agreement, there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity.  The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in ?Article 9.  If, notwithstanding the foregoing provisions of this Section ?6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest and  any interested party may apply to the Ontario Superior Court of Justice for an order that the Trustee be replaced as trustee hereunder.

6.3

Dealings with Transfer Agents, Registrars, etc.

(a)

Each of the Parent, Callco and Exchangeco irrevocably authorizes the Trustee, from time to time, to:

(i)

consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Parent Shares; and

(ii)

requisition, from time to time, from any such registrar or transfer agent, any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement.

(b)

Each of the Parent and Callco covenants that it shall supply the Trustee or its transfer agent, as the case may be, in a timely manner with duly executed share certificates for the purpose of completing the exercise from time to time of all rights to acquire Parent Shares hereunder, under the Exchangeable Share Provisions and under any other security or commitment given to the Beneficiaries pursuant thereto, in each case pursuant to the provisions hereof or of the Exchangeable Share Provisions or otherwise.

6.4

Books and Records

The Trustee shall keep available for inspection by the Parent, Callco and Exchangeco at the Trustee's principal office in Toronto, Ontario correct and complete books and records of account relating to the Trustee's actions under this Agreement, including all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Right.

6.5

Indemnification Prior to Certain Actions by Trustee

(a)

The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such funding, security and indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Special Voting Share pursuant to ?Article 4, subject to Section ?6.14, and with respect to the Exchange Right and the Automatic Exchange Right pursuant to ?Article 5.

(b)

None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

6.6

Action of Beneficiaries

No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section ?6.4 and the Trustee shall have failed to act within a reasonable time thereafter.  In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Right or the Automatic Exchange Right except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

6.7

Reliance Upon Declarations

The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of Section ?6.8, if applicable, and with any other applicable provisions of this Agreement.

6.8

Evidence and Authority to Trustee

(a)

The Parent, Callco and/or Exchangeco shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by the Parent, Callco and/or Exchangeco or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including in respect of the Voting Rights, the Exchange Right or the Automatic Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of the Parent, Callco and/or Exchangeco promptly if and when:

(i)

such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section ?6.8; or

(ii)

the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives the Parent, Callco and/or Exchangeco written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

(b)

Such evidence shall consist of an Officer's Certificate of the Parent, Callco and/or Exchangeco or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

(c)

Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Right or the taking of any other action to be taken by the Trustee at the request or on the application of the Parent, Callco and/or Exchangeco, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert or any other person whose qualifications give authority to a statement made by such person; provided, however, that if such report or opinion is furnished by a director, officer or employee of the Parent, Callco and/or Exchangeco it shall be in the form of an Officer's Certificate or a statutory declaration.

(d)

Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

(i)

declaring that such person has read and understands the provisions of this Agreement relating to the condition in question;

(ii)

describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

(iii)

declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

6.9

Experts, Advisers and Agents

The Trustee may:

(a)

in relation to this Agreement act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert (hereinafter, the  "Assistants"), whether retained by the Trustee or by the Parent, Callco and/or Exchangeco or otherwise, and may retain or employ such Assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid.  The fees of such Assistants shall form part of the reasonable fees of the Trustee hereunder and shall become payable in accordance with ?Article 7 herein;

(b)

employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder; and

(c)

pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all reasonable disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

6.10

Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

6.11

Trustee Not Bound to Act on Request on Parent, Callco and/or Exchangeco’s Request

Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Parent, Callco and/or Exchangeco or of the respective directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

6.12

Trustee not Bound to Act

The Trustee shall have the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline.  Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on ten days written notice to the other parties to this Agreement, provided that (a) the Trustee's written notice shall describe the circumstances of such non-compliance and (b) if such circumstances are rectified to the Trustee's satisfaction within such ten day period, such resignation shall not be effective.

6.13

Authority to Carry on Business

The Trustee represents to the Parent, Callco and Exchangeco that, at the date of execution and delivery by it of this Agreement, it is authorized to carry on the business of a trust company in each of the Provinces and Territories of Canada but if, notwithstanding the provisions of this Section ?6.13, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement granted in or resulting from the Trustee being a party to this Agreement shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in each of the Provinces or Territories of Canada, either become so authorized or resign in the manner and with the effect specified in ?Article 9.

6.14

Conflicting Claims

(a)

If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, in its sole discretion, to refuse to recognize or to comply with any such claims or demands.  In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands.  The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(i)

the rights of all adverse claimants with respect to the Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands have been adjudicated by a final judgement of a court of competent jurisdiction and all rights of appeal have expired; or

(ii)

all differences with respect to the Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

(b)

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond and other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

6.15

Acceptance of Trust

The Trustee hereby accepts the Trust created and provided for, by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

6.16

Third Party Interests

Each party to this Agreement hereby represents to the Trustee that any account to be opened by, or interest to be held by the Trustee in connection with this Agreement, for or to the credit of such party, either (a) is not intended to be used by or on behalf of any third party or (b) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Trustee's prescribed form as to the particulars of such third party.

6.17

Privacy

The parties acknowledge that Canadian federal and/or provincial legislation that addresses the protection of individuals' personal information (collectively, "Privacy Laws") applies to obligations and activities under this Agreement.  Despite any other provision of this Agreement, no party shall take or direct any action that would contravene, or cause the others to contravene, applicable Privacy Laws.  The parties shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws.  The Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Trustee agrees (a) to have a designated chief privacy officer, (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry, (c) to use personal information solely for the purposes of providing its services under or ancillary to this Agreement and not to use it for any purpose except with the consent of or direction from the other parties or the individual involved, (d) not to sell or otherwise improperly disclose personal information to any third part and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

ARTICLE 7
COMPENSATION

7.1

Fees and Expenses of the Trustee

The Parent, Callco and Exchangeco jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and shall reimburse the Trustee for all reasonable expenses (including taxes (other than taxes based on the net income or capital of the Trustee), fees paid to legal counsel and other experts and advisors and agents and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, in each case reasonably incurred by the Trustee in connection with its duties under this Agreement; provided, however, that the Parent, Callco and Exchangeco shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation or any such proceedings in which the Trustee is determined to have acted in bad faith or with fraud, gross negligence or wilful misconduct.  This section shall survive the resignation or removal of the Trustee and the termination of this Agreement.

ARTICLE 8
INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1

Indemnification of the Trustee

(a)

The Parent, Callco and Exchangeco jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including the reasonable expenses of the Trustee's legal counsel) which, without bad faith, fraud, gross negligence or wilful misconduct on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance or non-compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by the Parent, Callco or Exchangeco pursuant hereto.

(b)

The Trustee shall promptly notify the Parent, Callco and Exchangeco of a claim or of any action commenced against any Indemnified Parties promptly after the Trustee or any of the Indemnified Parties shall have received written assertion of such a claim or action or have been served with a summons or other first legal process giving information as to the nature and basis of the claim or action; provided, however, that the omission to so notify the Parent, Callco or Exchangeco shall not relieve the Parent, Callco or Exchangeco of any liability which any of them may have to any Indemnified Party except to the extent that any such delay prejudices the defence of any such claim or action or results in any increase in the liability which the Parent, Callco or Exchangeco have under this indemnity.  Subject to (ii) below, the Parent, Callco and Exchangeco shall be entitled to participate at their own expense in the defence and, if the Parent, Callco and Exchangeco so elect at any time after receipt of such notice, any of them may assume the defence of any suit brought to enforce any such claim.  The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, and the fees and expenses of such separate counsel shall be at the expense of the Parent, Callco and Exchangeco unless (i) the employment of such counsel has not been authorized by the Parent, Callco or Exchangeco, which authorization must not be unreasonably withheld  or (ii) the named parties to any such suit include both the Trustee and the Parent, Callco or Exchangeco and the Trustee shall have been advised by counsel acceptable to the Parent, Callco and Exchangeco that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to the Parent, Callco or Exchangeco and that, in the judgement of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case the Parent, Callco and Exchangeco shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).  This indemnity shall survive the termination of the Trust and the resignation or removal of the Trustee.

8.2

Limitation of Liability

The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate, except to the extent that such loss is attributable to the bad faith, fraud, gross negligence or wilful misconduct on the part of the Trustee.

ARTICLE 9
CHANGE OF TRUSTEE

9.1

Resignation

The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to the Parent, Callco and Exchangeco specifying the date on which it desires to resign, provided that such notice shall not be given less than 30 days before such desired resignation date unless the Parent, Callco and Exchangeco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee.  Upon receiving such notice of resignation, the Parent, Callco and Exchangeco shall promptly appoint a successor trustee, which successor trustee shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces and territories of Canada, by written notice of appointment of such successor trustee, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee.  Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement.  If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, the Parent, Callco and Exchangeco shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

9.2

Removal

The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior notice by written instrument executed by the Parent, Callco and Exchangeco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that such removal shall not take effect until the date of acceptance of appointment by the successor trustee.

9.3

Successor Trustee

Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to the Parent, Callco and Exchangeco and to its predecessor trustee an instrument accepting such appointment.  Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement.  However, on the written request of the Parent, Callco and Exchangeco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon the request of any such successor trustee, the Parent, Callco, Exchangeco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Notwithstanding the foregoing, any corporation to which all or substantially all of the business of the Trustee is transferred shall automatically become the successor trustee without any further act.

9.4

Notice of Successor Trustee

Upon acceptance of appointment by a successor trustee as provided herein, the Parent, Callco and Exchangeco shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List.  If the Parent, Callco or Exchangeco shall fail to cause such notice to be mailed within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Parent, Callco and Exchangeco.

ARTICLE 10
THE PARENT SUCCESSORS

10.1

Certain Requirements in Respect of Combination, etc.

So long as any Exchangeable Shares not owned by the Parent or its affiliates are outstanding, the Parent shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom, provided that it may do so if:

(a)

such other person or continuing corporation (the "Parent Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of the Parent under this Agreement; and

(b)

such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

10.2

Vesting of Powers in Successor

Whenever the conditions of Section ?10.1 have been duly observed and performed, the parties, if required by Section ?10.1, shall execute and deliver the supplemental trust agreement provided for in ?Article 11 and thereupon the Parent Successor and such other person that may then be the issuer of the Parent Shares shall possess and from time to time may exercise each and every right and power of the Parent under this Agreement in the name of the Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of the Parent or any officers of the Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

10.3

Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing (a) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of the Parent with or into the Parent, (b) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of the Parent, provided that all of the assets of such subsidiary are transferred to the Parent or another wholly-owned direct or indirect subsidiary of the Parent, (c) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of the Parent among the shareholders of such subsidiary for the purpose of winding up its affairs or (d) any such transactions which are expressly permitted by this ?Article 10.

10.4

Successor Transactions

Notwithstanding the foregoing provisions of this ?Article 10, in the event of a Parent Control Transaction:

(a)

in which the Parent merges or amalgamates with, or in which all or substantially all of the then outstanding Parent Shares are acquired by, one or more other corporations to which the Parent is, immediately before such merger, amalgamation or acquisition, "related" within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)

which does not result in an acceleration of the Redemption Date in accordance with paragraph (ii) of that definition; and

(c)

in which all or substantially all of the then outstanding Parent Shares are converted into or exchanged for shares or rights to receive such shares (the "Other Shares") of another corporation (the "Other Corporation") that, immediately after such Parent Control Transaction, owns or controls, directly or indirectly, the Parent, then, (i) all references herein to "the Parent" shall thereafter be and be deemed to be references to "Other Corporation" and all references herein to "Parent Shares" shall thereafter be and be deemed to be references to "Other Shares" (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or Article 4 of the Exchange Agreement or exchange of such shares pursuant to this Agreement immediately subsequent to the Parent Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or Article 4 of the Exchange Agreement, or exchange of such shares pursuant to this Agreement had occurred immediately prior to the Parent Control Transaction and the Parent Control Transaction was completed) without any need to amend the terms and conditions of this Agreement and without any further action required and (ii) the Parent shall cause the Other Corporation to deposit one or more voting securities of such Other Corporation to allow Beneficiaries to exercise voting rights in respect of the Other Corporation substantially similar to those provided for in this Agreement.

ARTICLE 11
AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

11.1

Amendments, Modifications, etc.

Subject to Section ?11.2, this Agreement may not be amended or modified except by an agreement in writing executed by the Parent, Callco, Exchangeco and the Trustee and approved by the Beneficiaries in accordance with Section 27.11(b) of the Exchangeable Share Provisions.

11.2

Ministerial Amendments

Notwithstanding the provisions of Section ?11.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

(a)

adding to the covenants of any or all parties hereto for the protection of the Beneficiaries if the board of directors of each of the Parent, Callco and Exchangeco shall be of the good faith opinion and the Trustee, acting on the advice of counsel, shall be of the opinion that such additions will not be prejudicial in any material respect to the rights or interests of the Beneficiaries as a whole;

(b)

evidencing the succession of Parent Successors and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of ?Article 10;

(c)

making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder which, in the good faith opinion of the board of directors of each of the Parent, Callco and Exchangeco and in the opinion of the Trustee, relying on advice of counsel, it may be expedient to make, provided that each such board of directors and the Trustee, are provided advice from counsel that such amendments or modifications will not be prejudicial in any material respect to the rights or interests of the Beneficiaries as a whole; or

(d)

making such changes or corrections which, on the advice of counsel to the Parent, Callco, Exchangeco and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that each such board of directors and the Trustee are provided advice from counsel that such changes or corrections will not be prejudicial in any material respect to the rights or interests of the Beneficiaries as a whole.

11.3

Meeting to Consider Amendments

Exchangeco, at the request of the Parent, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto.  Any such meeting or meetings shall be called and held in accordance with the constating documents of Exchangeco, the Exchangeable Share Provisions and all applicable laws.

11.4

Changes in Capital of the Parent and Exchangeco

At all times after the occurrence of any event contemplated pursuant to Section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Parent Shares or the Exchangeable

Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

11.5

Execution of Supplemental Trust Agreements

Notwithstanding the provisions of Section ?11.1, from time to time the Parent, Callco and Exchangeco (in each case, when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of this Agreement, and they shall, when so directed by this Agreement, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)

evidencing the succession of Parent Successors and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of ?Article 10 and the successors of the Trustee or any successor trustee in accordance with the provisions of ?Article 9;

(b)

making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Right which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to the Parent, Callco, Exchangeco, the Trustee or this Agreement; and

(c)

for any other purposes not inconsistent with the provisions of this Agreement, including to make or evidence any amendment or modification to this Agreement as contemplated hereby; provided that, in the opinion of the Trustee relying on advice from counsel, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

ARTICLE 12
TERMINATION

12.1

Term

The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a)

no outstanding Exchangeable Shares are held by a Beneficiary; and

(b)

each of the Parent, Callco and Exchangeco elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 27.11(b) of the Exchangeable Share Provisions.

12.2

Survival of Agreement

This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of ?Article 7 and ?Article 8 shall survive any such termination of this Agreement.

ARTICLE 13
GENERAL

13.1

Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

13.2

Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns and, subject to the terms hereof, to the benefit of the Beneficiaries.

13.3

Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this Agreement shall be sufficiently given if delivered in person or if sent by facsimile or email transmission (provided such transmission is recorded as being transmitted successfully) to the parties at the following addresses:

(i)

if to the Exchangeco, Callco or the Parent:

iMedical Innovation

75 International Blvd., Suite 300

Toronto, Ontario M9W 6L0

Canada

Attention:

Waqaas Al-Siddiq

E-mail:

walsiddiq@biotricity.com

with a copy (which will not constitute notice) to:

Bennett Jones LLP

3400 One First Canadian Place
P.O. Box 130

Toronto, Ontario M5X 1A4

Canada

Attention:

Hugo Alves and Aaron Sonshine

Facsimile No.:

416.863.1716

E-mail:

AlvesH@bennettjones.com;

SonshineA@bennettjones.com

and to:

Ruskin Moscou Faltischek, P.C.
1425 RXR Plaza
East Tower 15th Floor

Uniondale, NY 11556-1425

USA

Attention:

Stephen E. Fox

Facsimile No.:

516.663.6780

E-mail:

sfox@rmfpc.com

(a)

In the case of Trustee to:

Computershare Trust Company of Canada
100 University Avenue, 11th Floor
Toronto, ON  M5J 2Y1

Attention:

Manager, Corporate Trust
Email:

corporatetrust.toronto@computershare.com
Fax:

416 981-9777

or at such other address as the party to which such notice or other communication is to be given has last notified the party given the same in the manner provided in this section, and if not given the same shall be deemed to have been received on the date of such delivery or sending, provided in the case of the Trustee, the notice is received prior to 5pm on a Business Day and if after 5pm on a Business Day or a Day which is not a Business Day, it will be deemed received on the next Business Day.

13.4

Notice to Beneficiaries

Any notice, request or other communication to be given to a Beneficiary shall be in writing and shall be valid and effective if given by mail (postage pre-paid) or by delivery, to the address of the holder recorded in the securities register of Exchangeco or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder.  Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery.  Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares, or any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken pursuant thereto.

13.5

Force Majeure

No party shall be liable to the other, or held in breach of this Agreement, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures).  Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section ?13.5.

13.6

Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

13.7

Jurisdiction

This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

13.8

Attornment

Each of the Parent, Callco, Exchangeco and the Trustee agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgement of the said courts and not to seek, and hereby waives, any review of the merits of any such judgement by the courts of any other jurisdiction, and the Parent hereby appoints Exchangeco at its registered office in the Province of Ontario as attorney for service of process.

13.9

Day Not a Business Day

In the event that any day on or before which any action required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written by their respective officers thereunto duly authorized.

BIOTRICITY INC. (formerly known as Metasolutions, Inc.)
Per:	/s/ Kazi Hasan
Name: Kazi Hasan Title: Chief Executive Officer

1061806 B.C. LTD.
Per:	/s/ Kazi Hasan
Name: Kazi Hasan Title: Authorized Signatory

1062024 B.C. LTD.
Per:	/s/ Kazi Hasan
Name: Kazi Hasan Title: Authorized Signatory

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:	/s/ Lisa M. Kudo
Name: Lisa M. Kudo Title: Corporate Trust Officer

Per:	/s/ Danny Snider
Name: Danny Snider Title: Corporate Trust Officer